Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal First Quarter 2019 Financial Results
Software Revenues Grew 43%; Total Revenues up 37%

SAN FRANCISCO - May 24, 2018 - Splunk Inc. (NASDAQ: SPLK), first in delivering “aha” moments from machine data, today announced results for its fiscal first quarter ended April 30, 2018.

First Quarter 2019 Financial Highlights

•	Total revenues were $311.6 million, up 37% year-over-year.

•	Software revenues were $172.5 million, up 43% year-over-year.

•	GAAP operating loss was $121.5 million; GAAP operating margin was negative 39.0%.

•	Non-GAAP operating loss was $14.7 million; non-GAAP operating margin was negative 4.7%.

•	GAAP loss per share was $0.83; non-GAAP loss per share was $0.07.

•	Operating cash flow was $76.5 million with free cash flow of $74.2 million.

Splunk adopted the new revenue standard ASC 606 as of February 1, 2018. Prior period information, including all comparative references, has been adjusted to reflect the adoption of the new standard. Additionally, the financial outlook provided below is based on projected revenue under ASC 606.

“Our increasing product innovation is fueling customers’ success and our continued growth,” said Doug Merritt, President and CEO, Splunk. “We are uniquely positioned to help our customers get answers from their data, and I am excited about the innovation across our product portfolio. We have expanded artificial intelligence capabilities in the Splunk platform, introduced new products such as Splunk Insights for Infrastructure and Splunk Industrial Asset Intelligence, and acquired Phantom - a leading technology in security orchestration, automation and response.”

First Quarter 2019 and Recent Business Highlights:

Customers:

•	Signed more than 460 new enterprise customers.

•
New and Expansion Customers Include: CDK Global, Contentful (Germany), ENGIE (France), La Trobe University (Australia), Lenovo Group (China), Lockheed Martin, Mesa Public Schools, Nubank Pagamentos (Brazil), Relativity, The Co-Operators, Together Financial Services (UK), Total Systems Services, Three UK (UK), University of Alabama Birmingham Medical Center, UNC Charlotte, University of Western Australia

Products:

•
Released Splunk Enterprise and Splunk Cloud 7.1, which delivers artificial intelligence powered by machine learning to help customers monitor, search and alert on information needed to accelerate business.

•
Announced the limited availability release of Splunk Industrial Asset Intelligence, Splunk’s first Internet of Things (IoT) solution, which helps organizations in manufacturing, oil and gas, transportation, energy and utilities better monitor and analyze industrial IoT data in real time.

•
Announced the general availability of Splunk Insights for Infrastructure, a new low-cost product to enable systems administrators and DevOps teams to automatically correlate metrics and logs to monitor IT.

•	Released a new version of Splunk IT Service Intelligence (ITSI), which leverages AI to predict imminent outages and how service health could be impacted before outages occur.

•	Released a new Splunk UBA Content Update, which helps customers reduce the time to detect and respond to threats by identifying new anomalies and new threats.

•	Released a new version of the Splunk Machine Learning Toolkit to help increase the accuracy of machine learning models, make sense of unlabeled data and simplify building and managing models.

Corporate:

•
Acquired Phantom Cyber Corporation, a leader in Security Orchestration, Automation and Response (SOAR), to advance analytics-driven security and enable customers to accelerate incident response while addressing the skills

Splunk Inc. | www.splunk.com

shortage.

•	Opened up Call for Papers for .conf18: Splunk’s 9th Annual Users Conference, which takes place from October 1-4 at the Walt Disney World Swan and Dolphin Resort in Orlando, Florida.

Strategic and Channel Partners:

•	Hosted more than 500 people from 200+ partners at Splunk’s 2018 Global Partner Summit.

•	Recognized Arrow, AWS, Carahsoft, Palo Alto Networks and other key partners as Splunk Partner+ Award winners at Splunk’s 2018 Global Partner Summit.

•
Announced 18 new members of the Splunk Adaptive Response Initiative at RSA Conference 2018 to speed incident response across the security ecosystem. New members include Accenture, SentinelOne, Tenable, Zscaler and more.

Recognition:

•
Congratulated a Federal 100 award winner from Splunk customer U.S. Department of Health and Human Services for his leadership in cybersecurity through the organization’s Cyber Automation Program (HCAP), of which Splunk is a partner.

•	Splunk was named one of the “Best Places to Work” in the Bay Area for the eleventh consecutive year.

•
Awarded a 5-Star Rating in CRN’s 2018 Partner Program Guide, which recognizes the world’s best channel programs. CRN also honored Splunk’s Brooke Cunningham, AVP, global partner programs and operations, as one of the 50 most influential channel chiefs.

Appointments:

•	Promoted Tim Tully to Senior Vice President, Chief Technology Officer.

•	Promoted Sendur Sellakumar to Senior Vice President, Cloud.

Financial Outlook

The company is providing the following guidance for its fiscal second quarter 2019 (ending July 31, 2018):

•	Total revenues are expected to be between $356 million and $358 million.

•	Non-GAAP operating margin is expected to be approximately 2.0%.

The company is updating its previous guidance provided on March 1, 2018 for its fiscal year 2019 (ending January 31, 2019):

•	Total revenues are expected to be approximately $1.645 billion (was approximately $1.625 billion).

•	Non-GAAP operating margin is expected to be approximately 11.5% (unchanged from prior guidance).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, adjustments related to a financing lease obligation and acquisition-related adjustments.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2019 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through May 31, 2018 by dialing (855) 859-2056 and referencing Conference ID 8086789.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal second quarter and fiscal year 2019 in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, future growth, strategy, expectations for our industry and business, customer demand and penetration, our partner relationships, customer success, and expected benefits of new products, product innovations and acquisitions, in particular Phantom. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its

Splunk Inc. | www.splunk.com

significant investments in its business, including product and service innovations and through acquisitions; Splunk’s transition to shift from perpetual license sales in factor of term license sales and agreements for our cloud services, and its transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns machine data into answers. Organizations use market-leading Splunk solutions with machine learning to solve their toughest IT, Internet of Things and security challenges. Join millions of passionate users and discover your “aha” moment with Splunk today: http://www.splunk.com.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2018 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Tom Stilwell
Splunk Inc.
415.852.5561
tstilwell@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415.848.8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 *As Adjusted
Revenues
License	$138,975	$102,562
Maintenance and services	172,664	124,206
Total revenues	311,639	226,768
Cost of revenues
License	5,124	2,928
Maintenance and services	72,846	55,235
Total cost of revenues	77,970	58,163
Gross profit	233,669	168,605
Operating expenses
Research and development	86,357	71,298
Sales and marketing	218,036	173,461
General and administrative	50,742	36,496
Total operating expenses	355,135	281,255
Operating loss	(121,466)	(112,650)
Interest and other income (expense), net
Interest income (expense), net	1,114	(528)
Other income (expense), net	(135)	(608)
Total interest and other income (expense), net	979	(1,136)
Loss before income taxes	(120,487)	(113,786)
Income tax provision (benefit)	(1,988)	1,338
Net loss	$(118,499)	$(115,124)

Basic and diluted net loss per share	$(0.83)	$(0.84)

Weighted-average shares used in computing basic and diluted net loss per share	143,548	137,785

* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2018	January 31, 2018 *As Adjusted
Assets
Current assets
Cash and cash equivalents	$481,826	$545,947
Investments, current portion	468,321	619,203
Accounts receivable, net	207,913	396,413
Prepaid expenses and other current assets	90,072	70,021
Deferred commissions, current portion	52,545	52,451
Total current assets	1,300,677	1,684,035
Investments, non-current	9,750	5,375
Property and equipment, net	155,674	160,880
Intangible assets, net	87,537	48,142
Goodwill	413,881	161,382
Deferred commissions, non-current	36,754	37,920
Other assets	46,009	41,711
Total assets	$2,050,282	$2,139,445
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,898	$11,040
Accrued compensation	100,156	145,365
Accrued expenses and other liabilities	76,105	84,631
Deferred revenue, current portion	472,313	489,913
Total current liabilities	658,472	730,949
Deferred revenue, non-current	176,076	178,792
Other liabilities, non-current	97,194	98,383
Total non-current liabilities	273,270	277,175
Total liabilities	931,742	1,008,124
Stockholders’ equity
Common stock	144	143
Accumulated other comprehensive income (loss)	(1,538)	156
Additional paid-in capital	2,194,900	2,086,893
Accumulated deficit	(1,074,966)	(955,871)
Total stockholders’ equity	1,118,540	1,131,321
Total liabilities and stockholders’ equity	$2,050,282	$2,139,445

* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2018	2017 *As Adjusted
Cash flows from operating activities
Net loss	$(118,499)	$(115,124)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,416	9,103
Amortization of deferred commissions	15,788	10,317
Amortization of investment premiums (accretion of discounts)	(176)	217
Stock-based compensation	94,621	90,055
Deferred income taxes	(239)	101
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	195,576	66,056
Prepaid expenses and other assets	(38,015)	(17,333)
Accounts payable	(1,078)	714
Accrued compensation	(44,435)	(10,988)
Accrued expenses and other liabilities	(14,340)	(7,905)
Deferred revenue	(24,132)	16,145
Net cash provided by operating activities	76,487	41,358
Cash flows from investing activities
Purchases of investments	(22,875)	(122,473)
Maturities of investments	174,125	163,065
Acquisition, net of cash acquired	(284,170)	—
Purchases of property and equipment	(2,296)	(5,605)
Other investment activities	(4,375)	—
Net cash provided by (used in) investing activities	(139,591)	34,987
Cash flows from financing activities
Proceeds from the exercise of stock options	1,113	1,487
Taxes paid related to net share settlement of equity awards	(779)	(32,462)
Repayment of financing lease obligation	(589)	(317)
Net cash used in financing activities	(255)	(31,292)
Effect of exchange rate changes on cash and cash equivalents	(762)	28
Net increase (decrease) in cash and cash equivalents	(64,121)	45,081
Cash and cash equivalents at beginning of period	545,947	421,346
Cash and cash equivalents at end of period	$481,826	$466,427

* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation and acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The non-GAAP tax rate applied to the three months ended April 30, 2018 was 20%. Splunk will utilize this annual non-GAAP tax rate in fiscal 2019 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, acquisition-related costs, including the partial release of the valuation allowance due to acquisitions, and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	April 30,	April 30,
	2018	2017
Net cash provided by operating activities	$76,487	$41,358
Less purchases of property and equipment	(2,296)	(5,605)
Free cash flow (non-GAAP)	$74,191	$35,753
Net cash provided by (used in) investing activities	$(139,591)	$34,987
Net cash used in financing activities	$(255)	$(31,292)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Acquisition related adjustments	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$77,970	$(9,549)	$(4,250)	$312		$—	$—	$64,483
Gross margin	75.0%	3.0%	1.4%	(0.1)%		—%	—%	79.3%
Research and development	86,357	(28,238)	(278)	489		—	—	58,330
Sales and marketing	218,036	(45,840)	(178)	1,170		—	—	173,188
General and administrative	50,742	(17,287)	—	234		(3,304)	—	30,385
Operating loss	(121,466)	100,914	4,706	(2,205)		3,304	—	(14,747)
Operating margin	(39.0)%	32.4%	1.5%	(0.7)%		1.1%	—%	(4.7)%
Income tax benefit	(1,988)	—	—	—		3,313	(3,665)	(2,340)
Net loss	$(118,499)	$100,914	$4,706	$(136)	(2)	$(9)	$3,665	$(9,359)
Net loss per share(1)	$(0.83)	$0.70	$0.03	$—		$—	$0.03	$(0.07)
_________________________
(1) Calculated based on 143,548 basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%. Application of this annual effective tax rate to the non-GAAP pre-tax loss during the quarter resulted in a non-GAAP tax benefit, which is expected to be offset by future tax expense.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2017

	GAAP *As Adjusted	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP *As Adjusted
Cost of revenues	$58,163	$(8,633)	$(2,649)	$306		$—	$47,187
Gross margin	74.4%	3.7%	1.2%	(0.1)%		—%	79.2%
Research and development	71,298	(28,048)	(28)	531		—	43,753
Sales and marketing	173,461	(42,415)	(16)	1,170		—	132,200
General and administrative	36,496	(15,100)	—	237		—	21,633
Operating loss	(112,650)	94,196	2,693	(2,244)		—	(18,005)
Operating margin	(49.7)%	41.6%	1.2%	(1.0)%		—%	(7.9)%
Income tax provision (benefit)	1,338	—	—	—		(5,935)	(4,597)
Net loss	$(115,124)	$94,196	$2,693	$(130)	(2)	$5,935	$(12,430)
Net loss per share(1)	$(0.84)	$0.69	$0.02	$—		$0.04	$(0.09)

* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which Splunk adopted on February 1, 2018.
_________________________
(1) Calculated based on 137,785 basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%. Application of this annual effective tax rate to the non-GAAP pre-tax loss during the quarter resulted in a non-GAAP tax benefit, which was offset by future tax expense during fiscal 2018.

Splunk Inc. | www.splunk.com